UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2016

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Vector Group Ltd.'s (the "Company") Annual Report on Form 10-K for the year ended December 31, 2015 contained retrospectively adjusted financial statements that reflected its adoption of the equity method of accounting for two investments (Ladenburg Thalmann Financial Services Inc. and Castle Brands, Inc.). Under Generally Accepted Accounting Principles ("GAAP"), the equity method of accounting was retroactively applied to each investment since inception.

The Company is filing this Current Report on Form 8-K to retrospectively adjust its previously reported Statement of Operations for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015, which are included as Exhibit 99.1.

The Company is also filing this Current Report on Form 8-K to retrospectively adjust certain non-GAAP Financial Measures previously reported in the Company's Current Reports on Form 8-K, dated October 2, 2015 and November 2, 2015. Exhibit 99.2 of this Current Report on Form 8-K includes retrospectively adjusted Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income and Pro-forma Adjusted Operating Income for periods previously reported. In addition to Exhibit 99.2, Exhibits 99.3, 99.4 and 99.5 contain the Non-GAAP Financial Measures discussed below.

Non-GAAP Financial Measures

Non-GAAP Financial Measures include adjustments for purchase accounting associated with the Company's acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC, and the related purchase accounting adjustments, occurred prior to the beginning of each period presented. Non-GAAP Financial Measures also include adjustments for litigation settlement and judgment expenses in the Tobacco segment, settlements of long-standing disputes related to the Master Settlement Agreement in the Tobacco segment, restructuring and pension settlement expense in the Tobacco segment, non-cash stock compensation expense (for purposes of Pro-forma Adjusted EBITDA only) and non-cash interest items associated with the Company's convertible debt.

Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA (hereafter referred to as "the Non-GAAP Financial Measures") are financial measures not prepared in accordance with GAAP. The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company's business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company's business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company's measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies.

Pro-forma Adjusted Revenues is defined as Revenues plus the additional revenues as a result of the consolidation of Douglas Elliman plus one-time purchase accounting adjustments to fair value for deferred revenues recorded in connection with the increase of the Company’s ownership of Douglas Elliman. EBITDA is defined as Net Income before Interest, Taxes, Depreciation and Amortization. Pro-forma Adjusted EBITDA is EBITDA, as defined above, and as adjusted for changes in fair value of derivatives embedded with convertible debt, equity gains (losses) on long-term investments, gains (losses) on sale of investment securities available for sale, equity income from non-consolidated real estate businesses, loss on extinguishment of debt, acceleration of interest expense related to debt conversion, stock-based compensation expense, litigation settlement and judgment expense, settlements of long-standing disputes related to the Master Settlement Agreement (“MSA”), restructuring and pension settlement expense, gains on acquisition of Douglas Elliman, changes to EBITDA as a result of the consolidation of Douglas Elliman and other charges.

New Valley LLC ("New Valley"), the real estate subsidiary of the Company, owns real estate and 70.59% of Douglas Elliman, the largest residential brokerage firm in the New York metropolitan area, as well as a minority stake in numerous real estate investments. New Valley LLC Pro-forma Adjusted Revenues and New Valley LLC Pro-forma Adjusted EBITDA are defined as the portion of Pro-forma Adjusted Revenues and Pro-forma Adjusted EBITDA that relate to New Valley. New Valley's Pro-forma Adjusted EBITDA does not include an allocation of expenses from the Corporate and Other segment of Vector Group Ltd.

Item 9.01. Financial Statements and Exhibit

(c)	Exhibit.

Exhibit No.	Exhibit
99.1	Selected Financial Data.
99.2	Non-GAAP Financial Measures (furnished pursuant to Regulation FD).
99.3	Investor Presentation of Vector Group Ltd. dated April 2016 (furnished pursuant to Regulation FD).
99.4	Fact Sheet of Vector Group Ltd. (furnished pursuant to Regulation FD).
99.5	Fact Sheet of New Valley LLC (furnished pursuant to Regulation FD).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer
Date: April 1, 2016